UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2006

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5050	36-2257936
(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On June 19, 2006, Alberto-Culver Company (“Alberto-Culver”) issued a news release announcing that it had entered into a definitive agreement with a fund managed by Clayton, Dubilier & Rice, Inc. (“CDR”) pursuant to which Alberto-Culver will separate its Consumer Products business and its Sally/BSG beauty supply distribution business into two separate, publicly-traded companies. Under the agreement, CDR will purchase shares representing approximately 47.5% of the new Sally/BSG company for $575 million, and Alberto-Culver stockholders will receive a special $25 per share cash dividend. The cash dividend will be funded by approximately $1.85 billion of debt that the new Sally/BSG company will borrow and the proceeds of the share purchase by CDR. Upon completion of the transactions, Alberto-Culver shareholders who hold shares on the record date (the record date will be determined shortly before the completion of the transactions) will (i) own 100% of the Consumer Products company, (ii) own approximately 52.5% of the new Sally/BSG company and (iii) receive a special $25 per share dividend. A copy of the press release is included herein as Exhibit 99 and is incorporated herein by reference. The information required by other Items will be filed in a separate Current Report on Form 8-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with this proposed transaction, a registration statement of New Sally Holdings, Inc., which will contain a proxy statement/prospectus, will be filed with the Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to get the proxy statement/prospectus and all relevant documents filed by Alberto-Culver Company with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Alberto-Culver Company, from Alberto-Culver Investor Relations at 2525 Armitage Avenue, Melrose Park, IL 60160, (708) 450-3145.

PARTICIPANTS IN THE SOLICITATION

The directors, executive officers and other members of management and employees of Alberto-Culver Company may deemed to be participants in the solicitation of proxies from its shareholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Alberto-Culver Company’s shareholders under the rules of the SEC is set forth in public filings filed by Alberto-Culver Company with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Alberto-Culver Company’s participants in the solicitation is contained in Alberto-Culver Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2005.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The following exhibits are included herein.

Number	Description
99	Press Release dated June 19, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief
Financial Officer

Date: June 20, 2006

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